Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment #1 of our report dated September 23, 2013 relating to the December 31, 2012 and 2011 financial statements of Integrated Inpatient Solutions, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

LIGGETT, VOGT &WEBB P.A.

Certified Public Accountants

Boynton Beach, Florida

January 2, 2014